Metabolix Announces Third Quarter 2015 Financial Results
CAMBRIDGE, Mass. - November 10, 2015 - Metabolix, Inc. (NASDAQ: MBLX), an advanced biomaterials company focused on sustainable solutions for the plastics industry, today reported financial results for the three months ended September 30, 2015.
“Throughout 2015, we have been executing a strategic transformation of the Company with a focus on our Mirel® specialty biopolymers business,” said Joseph Shaulson, president and CEO of Metabolix. “This specifically included a goal to expand our pilot capacity and achieve increased visibility and progress in commercial development, allowing us to complete our pivot to the specialties business model and sharpen our focus on moving to commercial scale. For the coming quarters, we are ramping up pilot production to run at nameplate capacity for 2016 and expect to sell a significant portion of the amorphous PHA (a-PHA) material we produce to customers for use in commercial applications. We also plan to use a stream of pilot a-PHA material to continue commercial development work with both existing and prospective customers for our specialty biopolymers. With increasing clarity on customer conversions and confidence in market development, we are accelerating our efforts to secure our first tranche of commercial scale capacity.

“During the quarter, we completed more than 15 customer trials across our target application spaces of PVC processing aids and property modifiers, PLA modification, functional biodegradation and paper coating. Based on this progress, we expect to see additional customer conversions in the fourth quarter of 2015 and early 2016.

“We are continuing to demonstrate to customers the unique benefits our a-PHA materials provide as performance additives in PVC applications. For instance, in flexible PVC flooring applications, we recently completed a series of trials with customers who are approaching initial commercial sales. In one of these projects, our a-PHA is in the late stages of qualification by a major U.S. flooring company for incorporation into the backing of a sustainable flooring product. Another customer in a different vinyl flooring application is completing their evaluation of our a-PHA material. We believe these opportunities have initial sales potential that is significant in the context of our expanded pilot capacity and have long term potential for translation to additional opportunities in PVC flooring. More broadly, we think the value proposition for a-PHA in flexible PVC applications is compelling, and we expect to work with additional customers in this space in 2016.

“We are also working with customers interested in achieving better performance with PLA biopolymers. We see an opportunity developing and are beginning to focus on a-PHA-modified PLA in sustainable, biobased and compostable packaging applications. In addition to conducting trials in film, we recently began working with customers interested in a-PHA-modified PLA for thermoformed transparent ‘clamshells’ used in food service and consumer goods packaging. Recent trials of a-PHA-modified PLA in packaging and non-wovens look promisi ng, and we remain focused on customer conversions in this space driven by the benefits of a-PHA modifiers for PLA.

“During the quarter, Kolar Filtration conducted trials with our denitrification pellets for water treatment applications. Based on the successful completion of the trials as well as a vision for expanding the market for PHA-based denitrification, we signed a global, exclusive distribution agreement with Kolar to market and promote Metabolix PHA-based denitrification pellets for water treatment applications. Our agreement with Kolar streamlines the process for compounding and supplying finished product to established customers focused on ornamental and hobby aquaria, and we expect Kolar to expand the use of PHA-based denitrification into larger scale applications including fresh water ponds, hatcheries and commercial aqua farming.

“We also launched Yield10 Bioscience in the third quarter as a new vehicle for commercializing technologies derived from the extraordinary scientific effort we have directed toward optimizing plant systems. We have seen encouraging early results in model plant systems that we think are transferable to and hold promise for significant yield improvements in commercial food and feed crops. We are reaching out to potential collaborators and investors and are working to secure dedicated funding for Yield10 Bioscience to continue with the development and commercialization of these exciting technologies.
“Securing capital remains a priority for the execution of our business plan. In October, we entered into a $20 million common stock purchase agreement with Aspire Capital. This agreement provides a new tool for accessing capital at our discretion over the next 30 months. We see the Aspire Capital facility as part of our broader approach to financing and believe it adds flexibility to our capital structure to complement other forms of financing that may be required from time to time.

“2015 has been a transformative year for Metabolix. We look forward to 2016 as a building year during which, we expect to lay groundwork for establishing our commercial scale specialty biopolymers business. We are pleased with the progress made in 2015, and are excited to delve into a more commercial scale focused set of priorities for 2016,” said Shaulson.

THIRD QUARTER 2015 FINANCIAL OVERVIEW
Metabolix is managed with an emphasis on cash flow and deploys its financial resources in a disciplined manner to achieve its key strategic objectives. The Company ended the third quarter of 2015 with $17.9 million in unrestricted cash and cash equivalents, and currently has $20 million of availability under the Aspire Capital equity facility.

The Company’s net cash used in operating activities during the third quarter of 2015 was $4.3 million, which was a decrease of $0.5 million from the $4.8 million used for operating activities during the third quarter of 2014. We expect total cash usage for full year 2015 of approximately $23 million, consistent with prior estimates.

On October 7, 2015, the Company entered into a $20 million common stock purchase agreement with Aspire Capital Fund, LLC. Under the terms of the agreement, Aspire Capital committed to purchase up to $20 million of Metabolix’s common stock over a 30 month period. Common stock may be sold from time-to-time at the Company’s option under pricing formulas base

d on prevailing market prices around the time of each sale. The Company expects to use the Aspire Capital facility to complement, rather than replace, other financing that may be required during the next twelve months to continue its operations and support its capital needs. The timing, structure and vehicles for obtaining future financing are under consideration, and there can be no assurance that such financing efforts will be successful. The Company intends to use any proceeds from sales under the Aspire Capital facility and any future financings for working capital and general corporate purposes, including the continued development of its specialty biopolymers business as the foundation for longer range commercial scale plans and the future growth of its business.

Continuing Operations:

For the third quarter of 2015, the Company reported a net loss from continuing operations of $5.8 million, or $0.22 per share, as compared to a net loss from continuing operations of $6.7 million for the third quarter of 2014.

Total revenue from continuing operations in the third quarter of 2015 was $0.7 million, compared to $0.6 million for the comparable quarter in 2014. The third quarter revenue consisted primarily of revenue from government grants, with $0.2 million in product revenue recognized during the third quarter of 2015 compared to $0.1 million during the third quarter of 2014.

In the third quarter of 2015, research and development expenses for continuing operations were $4.1 million and selling, general and administrative expenses totaled $2.2 million. This compares to $4.1 million of research and development expenses and $2.5 million of selling, general and administrative expenses for the third quarter of 2014.

The Company’s net cash used in operating activities for continuing operations during the third quarter of 2015 was $4.3 million as compared to $4.8 million for the third quarter of 2014.

For the first nine months of 2015, the Company reported a net loss from continuing operations of $17.8 million, or $0.73 per share, compared with a net loss of $21.0 million for the first nine months of 2014.

Total revenue during the first nine months of 2015 was $2.1 million, compared with $1.9 million for the comparable period in 2014. Cost of product revenue was $0.5 million during the nine months ended September 30, 2015, compared with $1.4 million for the comparable period in 2014.

Research and development expenses were $12.3 million during the first nine months of 2015, compared with $13.3 million for the same period in 2014. Selling, general and administrative expenses were $7.1 million for the nine-month period ended September 30, 2015 compared with $8.3 million for the first nine months of 2014.

The Company's net cash used by continuing operations for operating activities during the first nine months of 2015 was $16.4 million, compared to net cash used by continuing operations for operating activities of $18.2 million for the comparable period in 2014.

Discontinued Operations:
In October 2014, in connection with the shift in the Company’s focus to commercializing its PHA performance biopolymers, the Company discontinued the operations of its wholly-owned German subsidiary, Metabolix GmbH, and sold substantially all of the assets of that subsidiary. The Company recorded losses from discontinued operations of $1.2 million and $2.3 million for the three and nine months ended September 30, 2014, respectively.

Conference Call Information
Metabolix management will host a conference call today at 4:30 p.m. (ET) to discuss third quarter results. The Company also will provide an update on the business and answer questions from the analyst community. A live webcast of the call with slides can be accessed through the Company’s website at http://www.metabolix.com in the investor relations section. To participate in the call, dial toll-free 877-709-8150 or 201-689-8354 (international).
To listen to a telephonic replay of the conference call, dial toll-free 877-660-6853 or 201-612-7415 (international) and enter pass code 13623265. The replay will be available beginning at 7:30 p.m. (ET) on Tuesday, November 10, 2015 and will last through 11:59 p.m. (ET) on Monday, November 23, 2015. In addition, the webcast will be archived on the Company’s website in the investor relations section.

About Metabolix
Metabolix, Inc. is an innovation-driven specialty materials company focused on delivering high- performance biopolymer solutions to customers in the plastics industry. Metabolix’s Mirel® biopolymers, which are derived from renewable resources, are a family of biobased performance additives and specialty resins based on PHA (polyhydroxyalkanoates). Metabolix's proprietary biotechnology platform enables the creation of specialty biopolymers for use in a broad range of applications such as construction and packaging materials, as well as industrial, consumer and personal care products.

Investors should note that we announce material information to our investors using our website, SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our shareholders and the public about our company, our products and other matters. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the social media channels listed at the top of our website.

For more information, please visit www.metabolix.com. (MBLX-E)

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding the Company’s business plans and strategies; expectations for pilot and commercial scale PHA biopolymer manufacturing; expected market demand and commercialization plans for the Company’s PHA biopolymer products; business plans and funding for the crop science program; expected future financial results and cash requirements; plans for obtaining additional funding; and expectations for future research, product development and collaborations constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix's filings with the Securities and Exchange Commission, including its 10-K for the year ended December 31, 2014 filed on March 25, 2015. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Metabolix Inquiries:
Lynne H. Brum, (617) 682-4693, LBrum@metabolix.com
(FINANCIAL TABLES FOLLOW)

METABOLIX, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
UNAUDITED
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Product revenue	$209	$115	$394	$428
Grant revenue	327	390	1,249	1,301
License fee and royalty revenue	173	127	455	215
Total revenue	709	632	2,098	1,944

Costs and expenses:
Cost of product revenue	347	786	521	1,372
Research and development	4,088	4,088	12,332	13,280
Selling, general, and administrative	2,156	2,472	7,086	8,269
Total costs and expenses	6,591	7,346	19,939	22,921
Loss from continuing operations	(5,882)	(6,714)	(17,841)	(20,977)

Other income (expense):
Interest income, net	1	4	3	6
Other income (expense), net	33	2	74	10
Total other income (expense), net	34	6	77	16
Net loss from continuing operations	(5,848)	(6,708)	(17,764)	(20,961)

Discontinued operations:
Loss from discontinued operations	—	(294)	—	(1,430)
Loss from write down of assets held for sale	—	(891)	—	(891)
Total loss from discontinued operations	—	(1,185)	—	(2,321)

Net loss	$(5,848)	$(7,893)	$(17,764)	$(23,282)

Basic and diluted net loss per share:
Net loss from continuing operations	$(0.22)	$(0.71)	$(0.73)	$(2.99)
Net loss from discontinued operations	—	(0.13)	—	(0.33)
Net loss per share	$(0.22)	$(0.84)	$(0.73)	$(3.32)

Number of shares used in per share calculations:
Basic & Diluted	26,979,598	9,381,316	24,234,043	7,017,749

METABOLIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
UNAUDITED
(in thousands)

	September 30, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$17,894	$20,046
Accounts receivable	276	45
Due from related parties	147	112
Unbilled receivables	288	420
Inventory	375	586
Prepaid expenses and other current assets	1,443	756
Total current assets	20,423	21,965
Restricted cash	619	619
Property and equipment, net	908	456
Other assets	170	95
Total assets	$22,120	$23,135

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$448	$333
Accrued expenses	3,590	3,709
Deferred revenue	154	147
Total current liabilities	4,192	4,189
Other long-term liabilities	150	150
Total liabilities	4,342	4,339

Commitments and contingencies

Stockholders’ Equity:
Preferred stock ($0.01 par value per share); 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock ($0.01 par value per share); 250,000,000 shares authorized at September 30, 2015 and December 31, 2014; 26,981,214 and 22,530,322 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	270	225
Additional paid-in capital	337,416	320,707
Accumulated other comprehensive loss	(72)	(64)
Accumulated deficit	(319,836)	(302,072)
Total stockholders’ equity	17,778	18,796
Total liabilities and stockholders’ equity	$22,120	$23,135

METABOLIX, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
UNAUDITED
(in thousands)
	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net loss	$(17,764)	$(23,282)
Less:
Loss from discontinued operation	—	(2,321)
Loss from continuing operations	(17,764)	(20,961)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	167	430
Charge for 401(k) company common stock match	291	332
Stock-based compensation	1,483	1,912
Inventory impairment	202	886
Gain on sale of property and equipment	(33)	—
Changes in operating assets and liabilities:
Accounts receivables	(231)	769
Due from related party	(35)	(49)
Unbilled receivables	132	34
Inventory	9	191
Prepaid expenses and other assets	(687)	254
Accounts payable	48	(211)
Accrued expenses	18	(1,355)
Deferred rent and other long-term liabilities	—	(50)
Deferred revenue	7	(364)
Net cash used by continuing operations for operating activities	(16,393)	(18,182)
Net cash used by discontinued operations for operating activities	—	(460)
Net cash used in operating activities	(16,393)	(18,642)

Cash flows from investing activities
Purchase of property and equipment	(498)	(153)
Proceeds from sale of equipment	40	—
Purchase of short-term investments	—	(1,508)
Proceeds from the sale and maturity of short-term investments	—	13,019
Net cash (used by) provided by investing activities	(458)	11,358

Cash flows from financing activities
Proceeds from options exercised	—	300
Proceeds from private placement offerings, net of issuance costs	14,703	24,913
Net cash provided by financing activities	14,703	25,213

Effect of exchange rate changes on cash and cash equivalents	(4)	(141)

Net (decrease) increase in cash and cash equivalents	(2,152)	17,788
Cash and cash equivalents at beginning of period	20,046	7,698
Cash and cash equivalents at end of period	$17,894	$25,486
Supplemental disclosure of non-cash information:
Purchase of property and equipment included in accounts payable and accrued expenses	$128	$—
Offering costs included in accrued expenses	$75	$—
Restricted stock units issued to settle incentive compensation obligation	$305	$—